Exhibit 4.9

AMENDED CERTIFICATE

OF

LIMITED LIABILITY COMPANY

WHEREAS, the Amended Articles of Organization of

GREAT PLAINS OILFIELD RENTAL, L.L.C.

an Oklahoma limited liability company has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the city of Oklahoma City this 16th day of January, 2007.

Secretary of State

AMENDED ARTICLES OF ORGANIZATION

OF AN

OKLAHOMA LIMITED LIABILITY COMPANY

TO:   OKLAHOMA SECRETARY OF STATE

2300 N Lincoln Blvd., Room 101, State Capitol Building

Oklahoma City, Oklahoma 73105-4897

(405) 522-4560

The undersigned, for the purpose of amending the articles of organization of an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2011, does hereby execute the following amended articles:

1. (A)  The name of the limited liability company:

MidCon Services, L.L.C.

(B)  The name of the limited liability company has been changed to:

Great Plains Oilfield Rental, L.L.C.

(NOTE: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word company may be abbreviated as Co.)

2. The date of filing of the original articles of organization:         September 14, 2006

3. The street address of its principal place of business, wherever located:

      6100 North Western Avenue

    Oklahoma City

  OK

    73118

      Street address

                City

State

Zip Code

4. The name and street address of the resident agent in the state of Oklahoma:

The Corporation Company, 735 First National Bldg., 120 N. Robinson, Oklahoma City,

OK

73102

Name

Street Address

City

State

Zip Code

(P.O. BOXES ARE NOT ACCEPTABLE)

FILED- Oklahoma Secretary of State #3512116047 01/16/2007 15:43

01/16/2007 03:24 PM

OKLAHOMA SECRETARY OF STATE

sos

6458690002

5.	Set forth clearly any and all amendments to the articles of organization:
The name of the company is hereby changed to Great Plains Oilfield Rental, L.L.C.

Amended Articles of Organization must be signed by a manager.

Dated:

January 10, 2007

Signature

Aubrey K. McClendon, Manager

Type or Print Name

6100 N. Western Avenue, Oklahoma City, OK 73118

Address

OK039 – 3/16/00 C T System Online (SOS FORM 0079-11/99)

CERTIFICATE

OF

LIMITED LIABILITY COMPANY

WHEREAS, the Articles of Organization of

MIDCON SERVICES, L.L.C.

an Oklahoma limited liability company has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the city of Oklahoma City this

14th day of September, 2006.

Secretary of State

ARTICLES OF ORGANIZATION

OF

MIDCON SERVICES, L.L.C.

The undersigned, as sole organizer of a limited liability company, does hereby adopt the following Articles of Organization of MidCon Services, L.L.C., pursuant to the Oklahoma Limited Liability Company Act, as amended from time to time (the “Act”):

1.         Name. The name of the company is MidCon Services, L.L.C. (the “Company”).

2.         Term. The Company will commence on the date of filing of these Articles of Organization with the Secretary of State of Oklahoma and will continue perpetually until: (a) the dissolution of the Company in accordance with the Act, or (b) the dissolution of the Company in accordance with the provisions of any agreement (the “Operating Agreement”) among the members of the Company as to the affairs of the Company or the conduct of the Company’s business.

3.         Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

4.         Principal Location. The address of the Company’s principal place of business in the State of Oklahoma is 6100 North Western, Oklahoma City, Oklahoma 73118.

5.         Resident Agent. The name of the Company’s resident agent in the State of Oklahoma is The Corporation Company with an address at 735 First National Building, 120 North Robinson, Oklahoma City, Oklahoma 73102.

6.         Management. The Company will be managed by one or more managers or officers as provided in the Operating Agreement. Such managers will have the continuing exclusive authority to manage and conduct the business of the Company subject to the restrictions set forth in the Operating Agreement.

7.         Limitation of Liability. The members and managers of the Company will not be liable to the Company or its members for monetary damages for the breach of any fiduciary duty or any duty under the Act except personal liability for: (a) the breach of the duty of loyalty to the Company or the Company’s members; (b) acts or omissions by such manager or member which are not in good faith, involve intentional misconduct or involve a knowing violation of law; or (c) any transaction for which the manager or the member derived an improper personal benefit. No amendment or repeal of this paragraph 7 will apply to or have any effect on the liability or alleged liability of any member or manager for or with respect to any acts or omissions of such member or manager occurring prior to such amendment or repeal.

8.         Indemnity. The Company will indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a manager, member, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership,

FILED- Oklahoma Secretary of State #3512116047 09/14/2006 12:58

09/14/2006 12:49 PM

OKLAHOMA SECRETARY OF STATE

sos

5885940002

joint venture or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. The termination of any such proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent will not create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. With respect to a suit by or in the right of the Company to procure a judgment in its favor the right of indemnification under this paragraph will be limited to the same extent as derivative actions on behalf of a corporation under the Oklahoma General Corporation Act. Each person is entitled, without demand on the Company or any action by the Company, to enforce the foregoing indemnity in an action at law against the Company. The foregoing right of indemnification is not exclusive of any rights to which any such person may now or hereafter be otherwise entitled.

THE UNDERSIGNED has executed these Articles of Organization this 14th day of September, 2006.

Anita Brodrick, Sole Organizer

ARTICLES OF ORGANIZATION OF

MidCon Services, L.L.C.